Exhibit 10.28
EXECUTION VERSION
FOUNDER EXCHANGE AGREEMENT
This FOUNDER EXCHANGE AGREEMENT (this “Agreement”) is made as of January 12, 2022 (the “Effective Date”), by and among David Bonderman (“DB”), James G. Coulter (“JC”), BondCo, Inc., a Texas corporation (“BondCo”), CoulCo, Inc., a Texas corporation (“CoulCo”), TPG Holdings II Sub, L.P., a Delaware limited partnership (“H2Sub”), TPG GP Advisors, Inc., a Delaware corporation (“TPG GP Advisors”), TPG PEP GenPar Advisors, Inc., a Delaware corporation (“TPG TPEP Advisor”), TPG GP A, LLC, a Delaware limited liability company (“ControlCo”), New TPG GP Advisors, Inc., a Delaware corporation (“NewCo”), TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation (“TPG SBS Advisors”), TPG Partner Holdings Advisors, Inc., a Delaware corporation (“TPG Holdings Advisors”), TPG Inc., a Delaware corporation (“PubCo”).
W I T N E S S E T H
WHEREAS, each of BondCo and CoulCo desires to contribute 100% of the interests they hold in H2Sub (the “Contributed H2Sub Interests”) to PubCo in exchange for the issuance by PubCo to each of BondCo and CoulCo of Class A Shares having a value based upon the IPO Price (as defined below) equal to $500,000 ($1,000,000 in aggregate) (the “H2Sub Contributions”);
WHEREAS, TPG GP Advisors desires to contribute $500,000 in cash plus any and all Carry Designation Rights (as defined below) to PubCo in exchange for the issuance to TPG GP Advisors of Class A Shares having a value based upon the IPO Price equal to $500,000 (the “GP Advisors Contribution”);
WHEREAS, each of DB and JC desires to contribute to PubCo (i) any and all Carry Designation rights held by them personally and (ii) $500,000 in cash ($1,000,000 in aggregate), in exchange for the issuance to each of DB and JC by PubCo of Class A Shares having a value based upon the IPO Price equal to $500,000 (the “DB/JC Contribution”);
WHEREAS, the H2Sub Contributions, the GP Advisors Contribution and the DB/JC Contribution (collectively, the “Exchange Transactions”) are each intended to qualify as an exchange governed by Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”); and
WHEREAS, ControlCo desires to contribute $500,000 in cash to PubCo in exchange for the issuance to ControlCo by PubCo of a number of Class A Shares equal to 500,000 divided by the IPO Price.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the parties to this Agreement agree as follows:
1. Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:
“Carried Interest” means distributions in respect of so-called carried interest, promote, or incentive allocation to a general partner or special limited partner of a Fund. For the avoidance of doubt, Carried Interest does not include performance earnings accounted for as fee- related earnings on the financial statements of any of the TPG OG Partnerships (for example, performance earnings structured as a fee based upon portfolio appreciation as in TPG’s TRTX REIT structure) and is reported as fee related earnings in PubCo’s non-GAAP measures.

“Carry Designation Rights” means any rights (however derived) to designate the recipients of Carried Interest.
“Class A Share” means a share of voting “Class A Common Stock” as defined in the PubCo Charter.
“Class B Share” means a share of “Class B Common Stock” as defined in the PubCo Charter.
“Fund” means any investment fund, separately managed account or similar investment vehicle, together with its related parallel investment entities, alternative investment vehicles, co-investment vehicles or other special purpose vehicles, in each case, that pays performance allocations or performance fees.
“Investor Parties” mean JC, CoulCo, DB, BondCo and NewCo.
“Investor Rights Agreement” shall mean that certain Investor Rights Agreement, dated on or about the date hereof, by and between PubCo, TPG Partner Holdings, L.P. and the other parties thereto, as amended from time to time.
“IPO” means the underwritten initial public offering by PubCo.
“IPO Price” means the public offering price per Class A Share in the IPO (as disclosed on the cover of the final prospectus relating to the IPO).
“Promote Allocation Agreement” means that certain Promote Allocation Agreement by and among, inter alia, the “GenPars” (as defined therein) and the Downstairs Promote Entity GPs (as defined therein).
“PubCo Charter” means the Amended and Restated Certificate of Incorporation of PubCo, as the same may be amended, restated, modified, supplemented or replaced from time to time.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“TPEP GenPar Interests” means the general partner interests of TPG TPEP Advisor in the following entities: TPG PEP Professionals GP, LP, TPG Public Equity Partners Long Opportunities-A, L.P., TPG Public Equity Partners-A, L.P., TPG TPEP Co-Invest (Cayman), L.P. and TPG TPEP Co-Invest L.P.
“TPG Operating Group” means each of TPG Operating Group I, L.P., a Delaware limited partnership, TPG Operating Group II, L.P., a Delaware limited partnership and TPG Operating Group III, L.P., a Delaware limited partnership.

2. Exchange Transactions.
(a) Upon the execution of the underwriting agreement pursuant to which TPG Inc. will effect a public offering (the “Effective Time”), each of BondCo and CoulCo hereby contribute their respective Contributed H2Sub Interests to PubCo in exchange for the issuance by PubCo to each of BondCo and CoulCo of a number of Class A Shares equal to 500,000 divided by the IPO Price.
(b) At of the Effective Time, TPG GP Advisors hereby contributes $500,000 in cash plus any and all Carry Designation Rights held by it to PubCo in exchange for the issuance to TPG GP Advisors by PubCo of a number of Class A Shares equal to 500,000 divided by the IPO Price (the “TPG GP Advisors Class A Shares”).
(c) At the Effective Time, each of DB and JC hereby contribute to PubCo (i) any and all Carry Designation Rights held by them personally and (ii) $500,000 in cash ($1,000,000 in aggregate), in exchange for the issuance to each of DB and JC by PubCo of a number of Class A Shares equal to 500,000 divided by the IPO Price.
(d) Upon the earlier of (x) 9:00 am New York time on the Effective Date and (y) the Effective Time, (i) JC hereby contributes 100% of his interests in TPG GP Advisors to NewCo in exchange for the issuance by NewCo of an equal number of shares in NewCo to JC and (ii) DB hereby contributes 100% of his interests in TPG GP Advisors to NewCo, in exchange for the issuance by NewCo of an equal number of shares in NewCo.
(e) On the Effective Date but following the transaction contemplated by the preceding Section 2(d), TPG GP Advisors shall convert from a Delaware corporation to a Delaware limited liability company (the “Conversion”).
(f) As of the Effective Date, immediately following the transaction described in Section 2(c), TPG GP Advisors hereby distributes the TPG GP Advisors Class A Shares to NewCo (the “Share Distribution”), and NewCo accepts such distribution.
(g) As of the Effective Date, immediately following the Share Distribution, NewCo hereby transfers 100% of its interests in TPG GP Advisors to ControlCo for no consideration, and ControlCo accepts such transfer.
(h) As of the Effective Date, immediately following the transfer contemplated by the preceding Section 2(g), TPG TPEP Advisor hereby transfers 100% of its TPEP GenPar Interests, to TPG GP Advisors.
(i) As of the Effective Date, immediately following the transfer contemplated by the preceding Section 2(h), TPG Holdings SBS Advisors hereby transfers 100% of its interests in TPG Group Holdings (SBS) Advisors, LLC to ControlCo for no consideration, and ControlCo accepts such transfer.
(j) As of the Effective Date, immediately following the transfer contemplated by the preceding Section 2(i), TPG Holdings Advisors hereby transfers 100% of its interests in TPG Advisors (Cayman), LLC to ControlCo for no consideration, and ControlCo accepts such transfer.

(k) As of the Effective Date, immediately following the transfer contemplated by the preceding Section 2(j), ControlCo hereby contributes $500,000 in cash to PubCo in exchange for the issuance to ControlCo by PubCo of a number of Class A Shares equal to 500,000 divided by the IPO Price.
(l) As of the Effective Date, immediately following the preceding transactions, ControlCo shall enter into, and become a party to, the Promote Allocation Agreement.
3. Issuance of Class A Shares. PubCo shall issue and deliver on or promptly following the Effective Date, Class A Shares or Class B Shares, as applicable, to each party to this Agreement entitled to such Class A Shares and Class B Shares pursuant to Section 2.
4. Limitation on Assignment. Without the prior written consent of PubCo or as may otherwise be expressly permitted under the terms of any underwriter lock-up and/or the Investor Rights Agreement with the consent of PubCo, no Investor Party shall transfer, sell, exchange, assign, pledge, hypothecate or otherwise encumber or otherwise dispose, in each case, directly or indirectly, of any Class A Shares issued pursuant to this Agreement, including a transfer to an affiliate, from the Effective Date through 180 days following the date of the final prospectus relating to the IPO.
5. Representations and Warranties. Each recipient of Class A Shares pursuant to this Agreement (a “Recipient”) hereby represents and warrants as follows: (i) neither the Recipient nor any affiliate thereof is as of the Effective Date under any obligation to transfer any Class A Shares issued pursuant to this Agreement, (ii) the Recipient is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, (iii) the Recipient acknowledges and agrees that any Class A Shares issued pursuant to this Agreement are being issued in a transaction not involving any public offering within the meaning of the Securities Act and that the Class A Shares have not been registered under the Securities Act, (iv) the Recipient acknowledges and agrees that any Class A Shares it may receive may not be offered, resold, transferred, pledged or otherwise disposed of absent an effective registration statement under the Securities Act except pursuant to an applicable exemption from the registration requirements of the Securities Act, and that the Class A Shares will be subject to a restrictive legend to such effect, (v) as a result of the transfer restrictions set forth in this Agreement and the Investor Rights Agreement, the Recipient acknowledges that it may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Class A Shares and may be required to bear the financial risk of an investment in the Class A Shares for an indefinite period of time and (vi) the Recipient acknowledges and agrees that the Class A Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act. The Recipient acknowledges and agrees that the Class A Shares issued pursuant to this Agreement shall be subject to the transfer restrictions set forth in the Investor Rights Agreement, to which the Recipient is party.

6. Tax Treatment. The parties intend that, for U.S. federal income tax purposes, each of the Exchange Transactions be treated as a contribution by the Investor Parties to PubCo, described in Section 351(a) of the Code that, combined with other contributions to PubCo in connection with the IPO, is intended to be treated as part of a single transaction described in Section 351 of the Code. The parties shall report such transaction consistently therewith and shall prepare all tax returns in a manner consistent therewith except upon a contrary determination by an applicable taxing authority.
7. Further Assurances. The parties to this Agreement shall cooperate and use all of their respective best efforts to take or cause to be taken all appropriate actions and do, or cause to be done, all things necessary or appropriate to consummate and make effective the matters contemplated by this Agreement.
8. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.
9. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.
10. Governing Law; Arbitration.
(a) The laws of the State of Delaware shall govern (i) all proceedings, claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (ii) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
(b) Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including, without limitation, any dispute regarding the validity or termination of this Agreement, or the performance or breach hereof, shall be finally settled by arbitration administered by the American Arbitration Association (“AAA”), in accordance with its Commercial Arbitration Rules in effect at the time of the arbitration. The place of arbitration shall be Fort Worth, Texas and the proceedings shall be conducted in the English language. The arbitration shall be conducted by three arbitrators. Each arbitrator shall be a person with significant experience in the financial services industry or representing persons in the financial services industry. Each of the parties to the arbitration shall nominate one arbitrator within 15 days after delivery of a request for arbitration in writing by any of the parties. In the event that any of the parties to the arbitration fail to nominate an arbitrator as and within such time period provided in the preceding sentence, upon request of either of such parties, such arbitrator shall instead be appointed by the AAA within 15 days of receiving such request. The two arbitrators appointed in accordance with the above provisions shall nominate the third arbitrator within 15 days of their appointment. If the first two appointed arbitrators fail to nominate a third arbitrator, then, upon request of the parties to the arbitration, the third arbitrator shall be appointed by the AAA within

30 days of receiving such request. The third arbitrator shall serve as Chairman of the arbitral tribunal. The arbitrators shall endeavor to render a final award within 90 days of submission of a request for arbitration. Failure to adhere to this time limit shall not be a basis for challenging the award. The award rendered by the arbitrators shall be final and binding on the parties thereto and judgment on such award may be entered in any court of competent jurisdiction. All costs and expenses incurred by the parties in connection with any arbitration hereunder shall be borne by the party against whom the arbitrators’ award is rendered, and such party shall promptly reimburse the party in whose favor the arbitrators’ award is rendered for any of such costs and expenses incurred by such party.
(c) By agreeing to arbitration, the parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration, and a request for such provisional remedies by a party to a court shall not be deemed a waiver of this agreement to arbitrate. In addition to the authority conferred upon the arbitrators by the rules specified above, the arbitrators shall also have the authority to grant provisional remedies, including injunctive relief.
(d) Except as may be required by applicable law or court order, the parties agree to maintain confidentiality as to all aspects of any arbitration arising out of, relating to or in connection with this Agreement, including any such arbitration’s existence and results, except that nothing herein shall prevent a party from disclosing information regarding such arbitration for purposes of enforcing the award or this arbitration clause, or in any court proceeding requesting the issuance of provisional remedies. The parties further agree to obtain the arbitrators’ agreement to preserve the confidentiality of the arbitration.
11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.
12. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
13. Counterparts. This Agreement may be executed and delivered in any number of counterparts, (including by facsimile or electronic transmission (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com), each of which shall be an original and all of which together shall constitute a single instrument.

14. Third Party Beneficiaries. This Agreement is not intended to and shall not confer upon any person other than the parties any rights or remedies hereunder.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Founder Exchange Agreement on the date first written above.

TPG GP ADVISORS, INC.

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

TPG PARTNER HOLDINGS ADVISORS, INC.

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President
[Signature Page to Founder Exchange Agreement]

TPG GROUP HOLDINGS (SBS) ADVISORS, INC.

By:	/s/ Ken Murphy
Name: Ken Murphy
Title: Chief Operating Officer

TPG INC.

By:	/s/ Ken Murphy
Name: Ken Murphy
Title: Chief Operating Officer
[Signature Page to Founder Exchange Agreement]

TPG HOLDINGS II SUB, L.P.

By: TPG Holdings II, L.P., its general partner

By: TPG Holdings II-A, LLC, its general partner

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

TPG GP A, LLC

By:	/s/ Ken Murphy
Name: Ken Murphy
Title: Chief Operating Officer

TPG PEP GENPAR ADVISORS, INC.

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President
[Signature Page to Founder Exchange Agreement]

BONDCO, INC.

By:	/s/ David Bonderman
Name: David Bonderman
Title: President
[Signature Page to Founder Exchange Agreement]

DAVID BONDERMAN

By:	/s/ David Bonderman
[Signature Page to Founder Exchange Agreement]

JAMES G. COULTER

By:	/s/ James G. Coulter
[Signature Page to Founder Exchange Agreement]

COULCO, INC.

By:	/s/ James G. Coulter
Name: James G. Coulter
Title: President
[Signature Page to Founder Exchange Agreement]

NEW TPG GP ADVISORS, INC.

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President
[Signature Page to Founder Exchange Agreement]